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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Inktomi Corporation on Form S-8, pertaining to the Inktomi Corporation 1996 Incentive Plan, the Inktomi Corporation 1998 Stock Plan, and the Inktomi Corporation 1998 Employee Stock Purchase Plan, of our reports dated November 3, 1997 appearing in the Registration Statement on Form S-1 (Registration No. 333-50247) of Inktomi Corporation for the fiscal year ended September 30, 1997 and to the reference to our Firm under Item 8 of this Registration Statement.



                                 PRICEWATERHOUSECOOPERS, LLP



San Francisco, California
October 27, 1998